EX-99.906 CERT

CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Robert A. Watson, President/Principal Executive Officer, and Derek Mullins Treasurer/Principal Financial Officer of Destra Investment Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer

/s/ Robert A. Watson	/s/ Derek Mullins

Date:	12/09/2025	Date:	12/09/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

A signed original of this written statement required by Section 906 has been provided to Destra Investment Trust and will be retained by DFC Preferred Advisors LLC and furnished to the Securities and Exchange Commission or its staff upon request.